CHC GROUP REPORTS FISCAL 2016 THIRD QUARTER RESULTS

•	Net loss of $76 million in the quarter; Adjusted EBITDAR, excluding special items down 3 percent year-over-year and down less than 1 percent year-to-date

•
Third quarter EBITDAR margin excluding special items improved 590 basis points year-over-year; ongoing cost reduction program continues to significantly offset market headwinds through margin improvement, in addition to foreign exchange

•	Year-to-date cash used in investing activities of $150 million, a $115 million decrease from the prior year, driving a $122 million free cash flow improvement over the prior year-to-date

March 3, 2016 – Vancouver, British Columbia, Canada – CHC Group (OTCQX: HELIF; the “Company”) reported fiscal 2016 third quarter (ended January 31, 2016) consolidated revenue of $333 million, a decline of 20 percent year-over-year, driven by continued challenges in the global oil and gas market and unfavorable currency translation effects. On a constant currency basis1, revenue decreased 14 percent versus the prior year quarter.

The Company reported a net loss of $76 million, or $33.33 per ordinary share, for the fiscal 2016 third quarter. Excluding special items, Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and helicopter lease and other costs) of $112 million declined $3 million or 3 percent year-over-year part of which was due to foreign exchange. After excluding a $4 million Adjusted EBITDAR benefit recorded in the prior year quarter due to the sale of the Company's interest in Helideck Certification Agency, Adjusted EBITDAR was mostly unchanged year-over-year, reflecting the Company's continued execution of its cost control initiatives. Adjusted EBITDAR margin, excluding special items, was 36.0 percent, an increase of 590 basis points year-over-year, resulting from continued execution of cost control initiatives as well as the impact of foreign currency exchange. On a year-to-date basis, Adjusted EBITDAR margin, excluding special items, of 35.3 percent reflected an improvement of 640 basis points year-over-year.

The Company reported a fiscal 2016 third quarter adjusted net loss of $32 million. Quarterly adjustments included, but were not limited to, a $25 million asset impairment charge for certain older aircraft types and a $12 million restructuring charge, the majority of which was related to further employee severance costs.

(Periods ended January 31; US$ in millions)	Third Quarter			Year-to-date
	FY15	FY16	% Change	FY15	FY16	% Change
As reported:
Revenue	$415	$333	(20)%	$1,334	$1,070	(20)%
Net loss	(465)	(76)	84%	(676)	(165)	76%
Adjusted[2]:
EBITDAR excluding special items[3]	115	112	(3)%	352	350	—%
EBITDAR margin excluding special items[4]	30.1%	36.0%	590bps	28.9%	35.3%	640bps
Net loss[5]	(30)	(32)	(8)%	(92)	(86)	6%

1.
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying operations performed excluding the effect of foreign currency rate fluctuations. To present this information, results for the current period for transactions in currencies other than US dollars are converted into US dollars at the year-to-date average exchange rate for the comparative period, rather than the actual exchange rates in effect during the current period.

2.	See a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

3.	Corporate transaction and other costs were excluded from EBITDAR. Please see a description of non-GAAP financial measures and reconciliation to comparable GAAP measures later in this document.

4.
Adjusted EBITDAR margin, excluding special items, is calculated as Adjusted EBITDAR, excluding special items, divided by total revenue less reimbursable revenue. Operating revenue in fiscal 2015 third quarter was $382 million and in fiscal 2016 third quarter was $311 million. Operating revenue in fiscal 2015 year-to-date was $1,218 million and in fiscal 2016 year-to-date was $991 million.

5.
Adjusted net loss excludes corporate transaction and other costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the unrealized gain (loss) on the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests.

Karl Fessenden, President and Chief Executive Officer:
"The oil and gas sector remains under intense pressure as pricing and overall activity levels remain at record lows, and offshore activity continues to be negatively impacted. With low visibility and ongoing uncertainty regarding a market improvement, we are planning for the difficult conditions to continue for some time and are managing our business accordingly. We are maintaining our relentless focus on our three key priorities: leveraging our customer and OEM relationships, executing rigorous cost control, and improving capital efficiency. As of the end of the third quarter in fiscal 2016, excluding special items and the impact of foreign exchange, year-to-date we had reduced operating expenses at the Adjusted EBITDAR level by approximately $175 million year-over-year. By quarter end, we had completed approximately 90% of our previously announced 12% workforce reduction and we are taking actions to further reduce our headcount and make other adjustments to our cost base to match the requirements of our business going forward. We are focused on continuing to make constructive changes to reduce costs without compromising on safety and reliability and we remain fully committed to delivering safe and superior services to our customers. We maintain our belief that long term market fundamentals remain in place and we continue to take proactive steps to improve our long-term position."

Lee Eckert, Chief Financial Officer:
"As we continue to navigate the market downturn, we remain focused on our strategic goal of improving capital efficiency. This has resulted in an improvement in cash flow, where we reported a $122 million reduction in outflow during the first nine months of fiscal 2016 as compared to the prior year mainly due to a decrease in aircraft related capital expenditures as we continue to focus on controlling spend. In addition, our cost control initiatives are critical to managing EBITDAR and operating cash flow. These initiatives are progressing according to plan and we continue to identify additional savings. We exited the fiscal 2016 third quarter with liquidity of $377 million and we are focused on strengthening and increasing the quality of our liquidity."

BUSINESS SEGMENTS
Helicopter Services (flying)
Helicopter Services revenue for the fiscal 2016 third quarter was $294 million, a decline of 22 percent versus prior year. On a constant currency basis, the decline was 17 percent, driven by lower flying activity and a decline in reimbursable revenue. Adjusted EBITDAR for the segment totaled $119 million, a reduction of 7 percent mostly due to lower flying activity, and to a lesser extent, the impact of foreign exchange. Adjusted EBITDAR margin for the segment was 44.0 percent, an increase of approximately 670 basis points compared to the prior year quarter reflecting cost control and efficiency initiatives and the positive impact of foreign exchange.

Heli-One (MRO)
Heli-One’s third-party revenue for the fiscal 2016 third quarter was $40 million, a decline of $0.2 million, or less than 1 percent compared to the prior year quarter, primarily due to the impact of foreign exchange. On a constant currency basis, revenue increased 7 percent year-over-year. Adjusted EBITDAR totaled $8 million, an increase of $3 million and Adjusted EBITDAR margin was 12.7 percent, an increase of 380 basis points compared to the prior year quarter.

FREE CASH FLOW, LEVERAGE, LIQUIDITY AND COMMITMENTS
Free cash flow in the fiscal 2016 third quarter year-to-date was a use of $188 million, an improvement of $122 million over the prior year period, driven by a reduction in aircraft related capital expenditures.

No further bond repurchases were made during the third quarter. Year-to-date, the Company made $41 million of bond repurchases, resulting in annualized interest savings of approximately $4 million.

The Company ended the fiscal 2016 third quarter with an adjusted leverage ratio of 5.2x, which was up from 5.1x at the end of the fiscal 2016 second quarter.

The Company exited the quarter ended January 31, 2016 with $377 million in liquidity as defined under “Non-GAAP Measures” below. This includes $233 million of availability on the revolving credit facility which was drawn subsequent to the end of the third quarter. The liquidity figure at the end of the quarter also includes $34 million in undrawn capacity under the asset-based revolving credit facility as the Company exited the fiscal 2016 third quarter with $111 million drawn on the facility. Subsequent to January 31, 2016, funding requests for approximately $19 million of the remaining capacity on the asset-based revolving credit facility ("ABL") have been submitted for 3 additional aircraft to be financed under the facility. The Company expects the amount to be funded in the coming days. Once the ABL fundings have occurred, in total the Company will have converted $251 million of facility availability to cash to date in the fourth quarter. Operating cash flow for the first nine months of fiscal 2016 was a use of $38 million, which compared to a use of $45 million in the same period in the prior year.

Aircraft purchase commitments at January 31, 2016 were $237 million, $30 million of which are for the remainder of fiscal 2016. Discussions with the OEMs on the remaining commitments are ongoing as the Company continues to right-size its fleet in response to current market conditions. Another aspect of right-sizing the fleet is removing unnecessary aircraft by returning them to lessors. At quarter end, 16 aircraft had been identified to return to lessors at the end of the lease term and included in the restructuring accrual.

RETENTION OF ADVISORS
The company has retained financial advisors Seabury Advisors, PJT Partners and CDG Group and legal advisor Weil, Gotshal & Manges LLP, to advise its Board of Directors and management team on strategic alternatives with respect to the Company's capital structure. This includes, but is not limited to, exploring options to reduce aircraft lease and interest costs as well as the Company's purchase commitments.

OTCQX LISTING
As previously announced, on February 2, 2016, the Company began trading on the OTCQX® Best Market (OTCQX), operated by OTC Markets Group Inc., under the trading symbol HELIF. The listing of the Company's ordinary shares on the OTCQX market offers continued visibility and liquidity in trading of its shares for investors. The transition to the OTCQX market does not directly affect the Company’s commercial operations.

CONFERENCE CALL
On Friday, March 4, 2016, the Company will hold its quarterly results call at 8 a.m. (Eastern Time). The call will also be audio webcast at www.chc.ca/presentations.

Presentation material accompanying the release will be posted to the Company's website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 (toll free) or 201-689-8565 (International), using Conference ID 13630011.

#####

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The Company has a fleet of more than 220 aircraft and operates on six continents.

#####

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements included in this press release other than statements of historical fact are "forward-looking statements", including statements regarding our strategy, future operations, projections, conclusions, and forecasts. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: the severe downturn in the oil and gas industries, on which we are largely dependent; the impact on demand for our services; our substantial level of indebtedness; operating lease commitments, purchase and other commitments, and our ability to fulfill our obligations thereunder; our ability to incur additional debt to fund future needs; our ability to generate sufficient cash flows to finance our liquidity needs; compliance with financial covenants contained in our helicopter lease agreements or to service all of our indebtedness; competition in the markets we serve; our ability to secure and maintain long-term support contracts; our ability to maintain standards of acceptable safety performance; exchange rate fluctuations; political, economic, and regulatory uncertainty; problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities; exposure to credit risks; risks inherent in the operation of helicopters; unanticipated costs or cost increases associated with our business operations; trade industry exposure; inflation; ability to continue maintaining government issued licenses, necessary aircraft or insurance; loss of key personnel; work stoppages due to labor disputes; future material acquisitions or dispositions; compliance with all applicable OTC Best Market (“OTCQX”) listing requirements; and the outcome of any assessment of alternatives to our current capital structure. No assurances can be given that our efforts to optimize our capital structure will ultimately be successful or that we will succeed in strengthening our balance sheet or increase our financial flexibility, or that we will not be required to enter into bankruptcy or insolvency proceedings in U.S. and/or non-U.S. jurisdictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Laura Campbell	Susan Gordon
Director, Investor Relations	Senior Director, Global Communications
+1.604.232.7316	+1.214.262.7384
laura.campbell@chc.ca	susan.gordon@chc.ca

Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures that are not required by, or presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including:

•
net loss adjusted to exclude corporate transaction and other costs, asset dispositions, asset impairments, restructuring expense, debt extinguishment, the unrealized gain (loss) on the revaluation of our derivatives and foreign-exchange gain (loss), and net income or loss attributable to non-controlling interests ("adjusted net loss");

•
earnings before interest, taxes, depreciation, amortization, helicopter lease and associated costs, restructuring expense, asset impairments, gain (loss) on disposal of assets, foreign exchange gain (loss) and other financing income (charges) or total revenue plus earnings from equity accounted investees less direct costs, excluding helicopter lease and associated costs, and general and administration expenses (“Adjusted EBITDAR”);

•	Adjusted EBITDAR, excluding special items, which is Adjusted EBITDAR excluding corporate transaction and other costs;

•	Adjusted EBITDAR margin, which is Adjusted EBITDAR divided by total revenue less reimbursable revenue;

•	Adjusted EBITDAR margin, excluding special items, which is Adjusted EBITDAR, excluding special items, divided by total revenue less reimbursable revenue;

•	Adjusted net loss per ordinary share, which is calculated by dividing adjusted net loss available to common stockholders by the weighted average number of ordinary shares outstanding;

•	free cash flow, which is calculated as net cash provided by or used in operating activities less capital expenditures;

•	liquidity, which is calculated as cash and cash equivalents plus available borrowings under our credit facilities and the undrawn capacity of the asset-based revolving credit facility;

•	Adjusted leverage ratio, which is Adjusted net debt divided by the trailing twelve months Adjusted EBITDAR, excluding special items; and

•	Comparisons of percentage changes in our results from one period to another using constant currency.

These non-GAAP measures are not performance measures under GAAP and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure below.

CHC has chosen to include Adjusted net loss and Adjusted net loss per ordinary share as we consider these to be useful measures of our results before adjustments such as asset impairments, gain or loss on the disposal of assets and foreign exchange gains or losses. We have chosen to include Adjusted EBITDAR and Adjusted EBITDAR, excluding special items, Adjusted EBITDAR margin, and Adjusted EBITDAR margin, excluding special items, as we consider these measures to be useful supplemental measures of our financial performance and we use these measures to assist us in allocating available capital resources. We have chosen to include the adjusted leverage ratio and free cash flow as we consider these to be useful measures of our financial condition and results. CHC has provided liquidity to demonstrate the financial flexibility that we have from period to period. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and has presented a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q and in our Annual Report on Form 10-K. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures. We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, results for the current period for transactions in currencies other than US dollars are converted into US dollars at the year-to-date average exchange rate for the comparative period, rather than the actual exchange rates in effect during the current period.

Consolidated Statements of Operations
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Operating revenue	$382,118	$311,014	$1,217,592	$990,837
Reimbursable revenue	32,948	22,075	116,344	78,942
Revenue	415,066	333,089	1,333,936	1,069,779
Operating expenses:
Direct costs	(354,272)	(269,311)	(1,127,537)	(870,861)
Earnings from equity accounted investees	5,858	1,190	9,914	3,961
General and administration costs	(19,878)	(18,189)	(64,229)	(52,642)
Depreciation	(30,794)	(38,766)	(97,672)	(114,584)
Restructuring expense	(3,441)	(11,799)	(3,441)	(47,389)
Asset impairments	(403,536)	(24,997)	(549,942)	(35,456)
Loss on disposal of assets	(3,056)	(1,643)	(10,934)	(4,049)
	(809,119)	(363,515)	(1,843,841)	(1,121,020)
Operating loss	(394,053)	(30,426)	(509,905)	(51,241)
Interest on long-term debt	(29,996)	(31,288)	(99,583)	(85,520)
Foreign exchange loss	(18,464)	(5,733)	(26,835)	(25,363)
Other financing income (charges)	(12,014)	(6,019)	(14,151)	9,902
Loss before income tax	(454,527)	(73,466)	(650,474)	(152,222)
Income tax expense	(10,189)	(2,618)	(25,301)	(12,468)
Net loss	$(464,716)	$(76,084)	$(675,775)	$(164,690)
Net earnings (loss) attributable to:
Controlling interest	$(471,482)	$(73,422)	$(697,164)	$(170,900)
Non-controlling interests	6,766	(2,662)	21,389	6,210
Net loss	$(464,716)	$(76,084)	$(675,775)	$(164,690)

Net loss per ordinary share available to common stockholders:
Net loss attributable to controlling interest	$(471,482)	$(73,422)	$(697,164)	$(170,900)
Redeemable convertible preferred share dividends	(10,883)	(13,976)	(10,910)	(40,908)
Adjustment of redeemable non-controlling interest to redemption amount	12,217	(3,219)	(18,996)	15,311
Net loss available to common stockholders	$(470,148)	$(90,617)	$(727,070)	$(196,497)

Net loss per ordinary share available to common stockholders - basic and diluted[1]	$(174.91)	$(33.33)	$(270.66)	$(72.35)

Weighted average number of ordinary shares outstanding - basic and diluted[2]	2,687,977	2,718,591	2,686,324	2,716,017
(1) Net loss per ordinary share is calculated by dividing net loss available to common stockholders by the weighted average number of ordinary shares outstanding - basic and diluted.
(2) The weighted average number of ordinary shares outstanding have been adjusted retroactively for all prior periods presented to reflect the reverse share split ratio of 30:1 (that is, each 30 shares of stock were consolidated into one share), which was effective December 11, 2015.

Consolidated Balance Sheets
(Expressed in thousands of United States dollars)
(Unaudited)

	April 30, 2015	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$134,297	$108,117
Receivables, net of allowance for doubtful accounts of $1.7 million and $3.0 million, respectively	241,624	198,971
Income taxes receivable	14,191	6,050
Deferred income tax assets	416	105
Inventories	117,748	99,305
Prepaid expenses	28,742	27,515
Other assets	67,870	64,102
	604,888	504,165
Property and equipment, net	951,554	954,591
Investments	33,293	36,448
Intangible assets	169,598	160,948
Restricted cash	19,333	18,255
Other assets	458,156	483,806
Deferred income tax assets	1,333	827
Assets held for sale	13,424	10,863
	$2,251,579	$2,169,903
Liabilities and Shareholders' Deficit
Current liabilities:
Payables and accruals	$275,944	$275,757
Deferred revenue	40,949	37,015
Income taxes payable	42,000	38,934
Deferred income tax liabilities	43	46
Current facility secured by accounts receivable	43,379	37,566
Other liabilities	102,100	80,296
Current portion of long-term debt obligations	3,624	37,003
	508,039	506,617
Long-term debt obligations	1,215,655	1,381,475
Deferred revenue	64,387	57,886
Other liabilities	273,274	236,148
Deferred income tax liabilities	8,927	8,253
Total liabilities	2,070,282	2,190,379
Redeemable non-controlling interests	16,940	18,277
Redeemable convertible preferred shares	589,823	630,001
Capital stock	8	8
Additional paid-in capital	1,961,007	1,939,172
Deficit	(2,070,254)	(2,241,154)
Accumulated other comprehensive loss	(316,227)	(366,780)
	(425,466)	(668,754)
	$2,251,579	$2,169,903

Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Nine months ended
	January 31, 2015	January 31, 2016
Cash provided by (used in):
Operating activities:
Net loss	$(675,775)	$(164,690)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation	97,672	114,584
Loss on disposal of assets	10,934	4,049
Asset impairments	549,942	35,456
Earnings from equity accounted investees less dividends received	(7,040)	(3,376)
Deferred income taxes	4,988	452
Non-cash stock-based compensation expense	8,524	3,032
Net loss (gain) on debt extinguishment	17,434	(17,799)
Amortization of long-term debt and lease deferred financing costs	7,581	7,595
Unrealized net gain on derivative financial instruments	(28,430)	(25,789)
Non-cash defined benefit pension income	(673)	(503)
Defined benefit contributions and benefits paid	(37,188)	(22,648)
Unrealized loss on foreign currency exchange translation	14,145	20,707
Other	(5,871)	(9,886)
Change in cash resulting from changes in operating assets and liabilities
Receivables, net of allowance	14,884	26,863
Income taxes receivable and payable	(1,455)	(1,231)
Inventories	(11,159)	(971)
Prepaid expenses	228	735
Payables and accruals	(16,147)	396
Deferred revenue	13,289	3,754
Other assets and liabilities	(798)	(8,239)
Cash used in operating activities	(44,915)	(37,509)
Financing activities:
Sold interest in accounts receivable, net of collections	(18,666)	369
Net proceeds from issuance of redeemable convertible preferred shares	572,819	—
Long-term debt proceeds	325,000	532,900
Long-term debt repayments	(328,055)	(329,992)
Redemption and repurchases of senior secured notes	(158,681)	—
Redemption and repurchases of senior unsecured notes	(151,683)	(22,101)
Increase in deferred financing costs	—	(4,822)
Distribution paid to non-controlling interest	(8,500)	—
Cash provided by financing activities	232,234	176,354
Investing activities:
Property and equipment additions	(377,281)	(135,698)
Proceeds from disposal of property and equipment	141,651	28,881
Helicopter deposits net of lease inception refunds	(39,122)	(39,756)
Proceeds from sale of equity accounted investee	4,382	—
Restricted cash	5,578	(3,708)
Cash used in investing activities	(264,792)	(150,281)
Effect of exchange rate changes on cash and cash equivalents	(7,969)	(14,744)
Change in cash and cash equivalents during the period	(85,442)	(26,180)
Cash and cash equivalents, beginning of period	302,522	134,297
Cash and cash equivalents, end of period	$217,080	$108,117

Segment Performance
(Expressed in thousands of United States dollars)
(Unaudited)
Segment Third-party Revenue

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Helicopter Services operating revenue	$342,293	$271,433	$1,099,799	$879,945
Reimbursable revenue	32,948	22,075	116,344	78,942
Helicopter Services total external revenue	375,241	293,508	1,216,143	958,887
Heli-One external revenue	39,825	39,581	117,793	110,892
Consolidated external revenue	$415,066	$333,089	$1,333,936	$1,069,779

EBITDAR Summary

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Helicopter Services	$127,839	$119,314	$392,666	$374,380
Heli-One	5,314	8,005	18,625	21,612
Corporate and other	(19,878)	(18,189)	(64,229)	(52,642)
Inter-segment eliminations	22	(758)	(637)	(3,565)
Adjusted EBITDAR[1]	$113,297	$108,372	$346,425	$339,785

(1) See a description of non-GAAP financial measures under "Non-GAAP Financial Measures" and reconciliation to comparable GAAP measures below.

EBITDAR - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Helicopter Services	$127,839	$119,314	$392,666	$374,380
Heli-One	5,314	8,005	18,625	21,612
Corporate and other	(19,878)	(18,189)	(64,229)	(52,642)
Inter-segment eliminations	22	(758)	(637)	(3,565)
Adjusted EBITDAR	113,297	108,372	346,425	339,785
Helicopter lease and associated costs	(66,523)	(61,593)	(194,341)	(189,548)
Depreciation	(30,794)	(38,766)	(97,672)	(114,584)
Restructuring expense	(3,441)	(11,799)	(3,441)	(47,389)
Asset impairments	(403,536)	(24,997)	(549,942)	(35,456)
Loss on disposal of assets	(3,056)	(1,643)	(10,934)	(4,049)
Operating loss	(394,053)	(30,426)	(509,905)	(51,241)
Interest on long-term debt	(29,996)	(31,288)	(99,583)	(85,520)
Foreign exchange loss	(18,464)	(5,733)	(26,835)	(25,363)
Other financing income (charges)	(12,014)	(6,019)	(14,151)	9,902
Loss before income tax	(454,527)	(73,466)	(650,474)	(152,222)
Income tax expense	(10,189)	(2,618)	(25,301)	(12,468)
Net loss	$(464,716)	$(76,084)	$(675,775)	$(164,690)
Net earnings (loss) attributable to:
Controlling interest	$(471,482)	$(73,422)	$(697,164)	$(170,900)
Non-controlling interests	6,766	(2,662)	21,389	6,210
Net loss	$(464,716)	$(76,084)	$(675,775)	$(164,690)

EBITDAR excluding special items - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Adjusted EBITDAR	$113,297	$108,372	$346,425	$339,785
Corporate transaction and other costs[1]	1,590	3,447	5,114	10,023
Adjusted EBITDAR excluding special items	$114,887	$111,819	$351,539	$349,808
Adjusted Net Loss - Non-GAAP Reconciliation
(Expressed in thousands of United States dollars except share and per share information)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Net loss attributable to controlling interest	$(471,482)	$(73,422)	$(697,164)	$(170,900)
Corporate transaction and other costs[1]	1,590	3,447	5,114	10,023
Restructuring expense[2]	3,441	11,799	3,441	47,389
Asset impairments	403,536	24,997	549,942	35,456
Loss on disposal of assets	3,056	1,643	10,934	4,049
Foreign exchange loss	18,464	5,733	26,835	25,363
Net loss (gain) on debt extinguishment[3]	9,990	—	17,434	(17,799)
Unrealized loss (gain) on derivatives	1,609	(6,293)	(8,072)	(19,581)
Adjusted net loss	$(29,796)	$(32,096)	$(91,536)	$(86,000)
Redeemable convertible preferred share dividends	(10,883)	(13,976)	(10,910)	(40,908)
Adjusted net loss available to common stockholders[4]	$(40,679)	$(46,072)	$(102,446)	$(126,908)
Weighted average number of ordinary shares outstanding - basic and diluted[5]	2,687,977	2,718,591	2,686,324	2,716,017
Adjusted net loss per ordinary share[6]	$(15.13)	$(16.95)	$(38.14)	$(46.73)

(1) Corporate transaction and other costs include costs related to senior executive turnover and other transactions.
(2) Restructuring expense relates to severance and other costs incurred as part of a review of our operations and organizational structure and fleet.
(3) Net loss (gain) on debt extinguishment relates to the redemption and purchase on the open market of our senior secured and senior unsecured notes.
(4) Adjusted net loss available to common stockholders includes redeemable convertible preferred share dividends but excludes the adjustments of $12.2 million and $(19.0) million in the three and nine months ended January 31, 2015 and $(3.2) million and $15.3 million in the three and nine months ended January 31, 2016, respectively, of our redeemable non-controlling interest to redemption amount which were recognized in additional paid-in capital.
(5) The weighted average number of ordinary shares outstanding have been adjusted retroactively for all prior periods presented to reflect the reverse share split ratio of 30:1 (that is, each 30 shares of stock were consolidated into one share), which was effective December 11, 2015.
(6) Adjusted net loss per ordinary share is calculated by dividing adjusted net loss available to common stockholders by the weighted average number of ordinary shares outstanding for that period.

Reconciliation of Adjusted EBITDAR excluding special items to Adjusted Net Loss
(Expressed in thousands of United States dollars)
(Unaudited)

	Three months ended		Nine months ended
	January 31, 2015	January 31, 2016	January 31, 2015	January 31, 2016
Adjusted EBITDAR excluding special items	$114,887	$111,819	$351,539	$349,808
Helicopter lease and associated costs	(66,523)	(61,593)	(194,341)	(189,548)
Depreciation	(30,794)	(38,766)	(97,672)	(114,584)
Net loss (gain) on debt extinguishment	9,990	—	17,434	(17,799)
Unrealized loss (gain) on derivatives	1,609	(6,293)	(8,072)	(19,581)
Interest on long-term debt	(29,996)	(31,288)	(99,583)	(85,520)
Other financing income (charges)	(12,014)	(6,019)	(14,151)	9,902
Income tax expense	(10,189)	(2,618)	(25,301)	(12,468)
Loss (earnings) attributable to non-controlling interests	(6,766)	2,662	(21,389)	(6,210)
Adjusted net loss	$(29,796)	$(32,096)	$(91,536)	$(86,000)

Reconciliation of Adjusted Net Debt
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	January 31, 2016
Long-term debt obligations	$1,215.7	$1,381.5
Current portion of long-term debt obligations	3.6	37.0
Discount on senior secured notes	9.1	8.1
Premium on senior secured notes	(1.2)	(1.1)
Less: Cash and cash equivalents	(134.3)	(108.1)
Net Debt	$1,092.9	$1,317.4
NPV of operating lease commitments[1]	1,212.9	1,073.2
Adjusted net debt	$2,305.8	$2,390.6
(1) The net present value (NPV) of operating lease commitments as of April 30, 2015 and January 31, 2016, discounted at 9%, excluding operating leases for helicopters that form part of our restructuring liability.

Reconciliation of Free Cash Flow to Consolidated Statements of Cash Flows
(Expressed in thousands of United States dollars)
(Unaudited)

	Nine months ended
	January 31, 2015	January 31, 2016
Consolidated change in cash and cash equivalents during the period	$(85,442)	$(26,180)
Less:
Cash provided by financing activities	232,234	176,354
Effect of exchange rate changes on cash and cash equivalents	(7,969)	(14,744)
Free cash flow	$(309,707)	$(187,790)

Reconciliation of Liquidity
(Expressed in millions of United States dollars)
(Unaudited)

	April 30, 2015	January 31, 2016
Cash and cash equivalents	$134.3	$108.1
Senior secured revolving credit facility:
Facility credit limit	375.0	375.0
Outstanding balance on senior secured revolving credit facility	—	(95.0)
Outstanding letters of credit	(33.3)	(46.6)
Available senior secured revolving credit facility	341.7	233.4
Asset-based revolving credit facility:
Facility credit limit	—	145.0
Outstanding balance on asset-based revolving credit facility	—	(110.8)
Available asset-based revolving credit facility	—	34.2
Available overdraft facilities	24.1	1.1
Total liquidity	$500.1	$376.8